UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 19, 2007
(Date of earliest event reported)
____________________________

IPORUSSIA, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51076 (Commission File Number)		38-3649127 (IRS Employer Identification No.)
936A Beachland Boulevard, Suite 13 Vero Beach, FL 32963 (Address of Principal Executive Offices and zip code)

(772) 231-7544
(Registrant's telephone
number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the  Securities  Act and Section 21E of the Securities  Exchange  Act  of  1934,  as  amended  (the  "Exchange  Act").  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results,  performance or achievements to be materially different from future results,  performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve  assumptions  and describe the Company's  future plans,  strategies  and expectations,  are  generally  identifiable  by use of the words "may,"  "will," "should," "expect,"  "anticipate,"  "estimate," "believe," "intend" or "project" or the negative of these words or other  variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect,  and there can be no assurance that these projections  included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the  forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any  forward-looking  statements for any reason,  even if new information becomes available or other events occur in the future.

Item 8.01  Other Events

On September 19, 2007, IPORUSSIA, Inc. (the “Company”), a Delaware corporation, entered into a Letter of Intent to acquire Bonds.com Holdings, Inc. (“Bonds.com”).  Bonds.com was formed in 2005 to develop a destination website with an array of competitively priced fixed income products, analytical and portfolio management tools, and up to the minute market analysis.  The Bonds.com business model focuses on monetizing the fragmented OTC market that exists in the fixed income space.  Bonds.com’s target clients include Tier 2, 3, and 4 institutional investors and individuals.

     Under the transactions contemplated under the Letter of Intent, the Company will acquire all of the outstanding capital stock of Bonds.com either through a merger between Bonds.com and a newly-formed wholly-owned subsidiary of the Company, or an exchange of shares of capital stock of Bonds.com for shares of convertible preferred stock of the Company, convertible into shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company.  The closing of the transaction is subject to the ability of Bonds to obtain additional financing from investors.

Immediately after giving effect to the acquisition and the additional financing, the stockholders of Bonds.com (the “Existing Holders”)  and the investors participating in the financing will own in the aggregate 95% of the Company's issued and outstanding shares of Common Stock on a fully diluted and as-converted basis. At the close of the transaction, it is contemplated that a new board of directors will be designated by the Existing Holders.  Bonds.com will also use its best efforts to include on the new board of directors for a period of one year following the closing of the transaction a person designated by one of the current stockholders of the Company.  The current stockholders of the Company are expected to own 5% of the issued and outstanding Common Stock after completion of the exchange transaction and financing on a fully diluted and as-converted basis.

           The completion of the acquisition is subject to certain conditions to closing, including but not limited to, the negotiation and execution of a definitive acquisition agreement, the delivery of audited financial statements of Bonds.com prepared in accordance with generally accepted accounting principles in the United States of America, and required board, stockholder and member approvals.

Subject to the satisfaction of the above conditions and other customary conditions, the acquisition is presently expected to close by December 28, 2007.   However, there can be no assurances that the acquisition will be completed.

The Company is currently a “shell company” with nominal assets and operations whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            IPORUSSIA, Inc.
                            (Registrant)

Date: September 24, 2007                                                                                        By: /s/ Kevin R. Keating
                                       Kevin R. Keating, President and Director